Exhibit 10.2E

VARIETAL DISTRIBUTION HOLDINGS, LLC

2007 SECURITIES PURCHASE PLAN

1. Purpose of Plan. This 2007 Securities Purchase Plan (the “Plan”) of Varietal Distribution Holdings, LLC, a Delaware limited liability company (the “Company”), adopted by the Board of Managers of the Company on June 29, 2007, for employees, managers, consultants and advisers of the Company and its Subsidiaries, is intended to advance the best interests of the Company and its Subsidiaries by providing those persons who have a substantial responsibility for their management and growth with additional incentives by allowing such persons to acquire an equity interest in the Company and thereby encouraging them to contribute to the success of the Company and its Subsidiaries and, in the case of employees, to remain in their employ. The availability and offering of Common Units and Preferred Units under the Plan also is intended to increase the Company’s and its Subsidiaries’ ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company and its Subsidiaries depends. The Plan is intended to be a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and, unless and until the Common Units and Preferred Units are publicly traded, the issuance of Common Units and Preferred Units pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not require the Company to rely on Rule 701 for any issuance pursuant to this Plan to the extent that another exemption from registration under the Securities Act is available for such issuance.

2. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

“Board” means the Board of Managers of the Company or any successor governing body thereto.

“Common Units” means “Class A Common Units”, as such term is defined in the Limited Liability Company Agreement.

“Committee” means the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more managers as appointed from time to time to serve by the Board.

“Limited Liability Company Agreement” means “LLC Agreement” means the Limited Liability Company Agreement of the Company, dated on or about the date hereof among the parties from time to time party thereto, as amended from time to time pursuant to its terms.

“Participants” means present and future employees, managers, consultants or advisers of the Company or its Subsidiaries, as such persons may be selected in the sole discretion of the Committee.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Units” means the “Class A Preferred Units”, as such term is defined in the Limited Liability Company Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

“Securityholders Agreement” means the Securityholders Agreement, dated on or about the date of the adoption of this Plan, among the Company and holders of the Units signatories thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Units” has the meaning given to such term in the Limited Liability Company Agreement.

3. Grant or Sale of Units. The Committee shall have the power and authority to grant without consideration or to sell to any Participant any Units at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Units granted or sold under this Plan shall be subject to such terms and evidenced by agreements as shall be determined from time to time by the Committee (each a “Management Unit Purchase Agreement”). Participants receiving grants or purchasing Units pursuant to this Plan shall be required, as a condition to such grant or purchase, to become a party to the Limited Liability Company Agreement, the Securityholders Agreement and any other agreement or arrangement determined by the Committee.

4. Administration of the Plan. The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board.

Subject to the limitations of this Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant or sell Units to Participants on such terms and in such amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Units as it shall deem appropriate, (iv) interpret this Plan and, as applied to Participants and their permitted transferees, the LLC Agreement, the Securityholders Agreement and the Management Unit Purchase Agreement (collectively with the Plan, the “Equity Agreements”) and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Equity Agreements as applied to Participants and their permitted transferees, (v) correct any defect or omission or reconcile any inconsistency in the Equity Agreements as applied to Participants and their permitted transferees and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Equity Agreements as applied to Participants and their permitted transferees. Each action of the Committee or the Board shall be binding on all Participants.

5. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from any Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or Units issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

6. Rights of Participants. Nothing in this Plan or in any Equity Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time (with or without cause), nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiaries or Affiliates for any period of time or to continue his or her present (or any other) rate of compensation. No person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

7. Certain Adjustments. The number of Units issued under the Plan to each Participant shall be proportionately adjusted in the case of a Unit split, reverse Unit split, Unit dividend, recapitalization, combination, reclassification or other distribution in respect of the Units without the receipt of consideration by the Company.

8. Amendment, Suspension, and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without the approval of the Board to the extent such approval is required by law, agreement or the rules of any exchange upon which the Units are listed, and no such amendment, suspension, or termination shall impair the rights of Participants under outstanding Management Unit Purchase Agreements without the consent of the Participants affected thereby, except to the extent provided for in any such Management Unit Purchase Agreement. The Plan shall terminate on the tenth anniversary of the date the Plan has been adopted by the Board and no Units shall be issued hereunder after such date.

9. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Units issued hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 9 only if such Board or Committee member has acted in good faith and in a manner that such Board or Committee member reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Board or Committee member shall give the Company written notice thereof and an opportunity, at the Company’s own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend such action, suit or proceeding on his own behalf.

10. Shareholder Approval. The Plan shall be duly approved by a majority of the outstanding Class A Common Units of the Company entitled to vote within 12 months after the Plan has been adopted by the Board.

Adopted by the Board of Managers of the Company, on June 29, 2007.

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APPENDIX A

TO THE

VARIETAL DISTRIBUTION HOLDINGS, LLC

2007 SECURITIES PURCHASE PLAN

1. General

(a) Amendment of and Relation to the Plan. This Appendix A (this “Appendix”) is an appendix to the Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan (as amended or modified from time to time in accordance with its terms, the “Plan”). Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan. The provisions specified hereunder shall form an integral part of the Plan and is to be read as part of and a continuation of the Plan. Upon adoption of this Appendix by the Board, the Plan is hereby amended to add this Appendix to it and to replace the definition of “Common Units” in Section 2 thereof with the following definition: ““Common Units” means “Class A Common Units,” as such term is defined in the Limited Liability Company Agreement and “Class B Common Units,” as such term is defined in the Limited Liability Company Agreement.” For purposes of the Plan, Incentive Unit Grant Agreements issued subject to the Plan shall constitute Management Unit Purchase Agreements thereunder.

(b) Limited Application. The terms of this Appendix shall apply only to a Management Unit Purchase Agreement that expressly contemplates that the Common Units issued thereunder are subject to this Appendix.

(c) Maximum Units. Unless otherwise determined by the Board, the maximum number of Common Units that may be issued pursuant to Management Unit Purchase Agreements to which this Appendix applies is 206,000. Common Units issued subject to this Appendix are referred to herein as “Incentive Units.”

2. Vesting

(a) Determination of EBITDA. Prior to or promptly following the filing with the Securities and Exchange Commission of the annual audited financial statements of VWR for a Measurement Period, the Board or Committee will determine the Adjusted EBITDA Amount for such Measurement Period based on such audited financial statements and the vesting, if any, of Incentive Units as of such date of determination. The date that the Board or the Committee determines the Adjusted EBITDA Amount for such Measurement Period and vesting for such Measurement Period is referred to herein as the “Determination Date.”

(b) Incentive Units. For purposes of calculating the vesting of the Incentive Units (as defined in the applicable Management Unit Purchase Agreement), 60% of the Incentive Units shall be designated as “Group 1 Securities” and 40% of the Incentive Units shall be designated as “Group 2 Securities.”

(c) Performance Vesting. The Incentive Units shall become vested, but only as long as a Participant remains employed by either the Company, VWR or any of their respective Subsidiaries as of the date such vesting would otherwise occur, as follows:

(i) Group 1 Securities. If upon a Determination Date the Adjusted EBITDA Amount for the applicable Measurement Period equals or exceeds the Minimum EBITDA Amount, all of the Group 1 Securities shall vest.

(ii) Group 2 Securities. If upon a Determination Date the Adjusted EBITDA Amount for the applicable Measurement Period exceeds the Minimum EBITDA Amount, a portion of the Group 2 Securities shall vest, on a straight line basis in an amount calculated pursuant to the following formula:

The result of (A) the product of

Number of Group 2 Securities	X	Adjusted EBITDA Amount – Minimum EBITDA Amount
Maximum EBITDA Amount – Minimum EBITDA Amount

minus (B) the number of Group 2 Securities that vested on a prior Determination Date, if any.

(d) Automatic Vesting in Connection with a Sale of the Company. Notwithstanding anything contained in Section 2(c) of this Appendix to the contrary, all of the Group 1 Securities and the Group 2 Securities shall automatically vest upon a Sale of the Company (as defined in the applicable Management Unit Purchase Agreement).

(e) Vesting Limits. Notwithstanding anything contained in Section 2(c) or (d) of this Appendix to the contrary, in the event that all or a portion of the Incentive Units have not vested on or prior to the earlier of (i) the Determination Date for the Measurement Period ending December 31, 2014 and (ii) the date on which Executive is no longer employed by the Company, VWR or any of their respective Subsidiaries, such unvested Incentive Units shall remain unvested and no unvested Incentive Units shall vest thereafter. Further, in no event shall any Common Unit vest more than once.

3. Definitions

(a) “Adjusted EBITDA Amount” means, with respect to a Measurement Period, VWR and its Subsidiaries’ earnings before net interest expense, income taxes, depreciation, amortization and fees pursuant to the Management Services Agreement (as defined in the LLC Agreement), as it may be amended from time to time, in each case, for such Measurement Period, determined on a consolidated basis based upon the annual financial statements for VWR for the applicable Measurement Period filed with the Securities and Exchange Commission, as adjusted to reflect (w) the adjustments reflected in the description of “Adjusted EBITDA” contained in VWR’s Current Report on Form 8-K filed in connection with management’s teleconference to discuss the annual financial results for such Measurement Period, (x) constant currency translation exchange rates as reflected in VWR International, LLC’s 2011 Internal Operating Plan (y) for any business acquired after January 1, 2012, a constant currency translation exchange rate equal to the applicable Dollar to foreign currency exchange rate in effect on the closing date of such acquisition, and (z) for the Measurement

Period ending December 31, 2014, a pro forma adjustment for any business acquired in such Measurement Period to reflect the projected full year Adjusted EBITDA Amount as if such acquisition had occurred on January 1, 2014. Adjusted EBITDA Amount shall be determined by the Board.

(b) “Maximum EBITDA Amount” means $558 million.

(c) “Measurement Period” means each of the following three periods: (i) the fiscal year ending December 31, 2012, (ii) the fiscal year ending December 31, 2013 and (iii) the fiscal year ending December 31, 2014.

(d) “Minimum EBITDA Amount” means $500 million.

(e) “Requisite Participants” means the Participants that hold a majority of the outstanding Common Units that were initially subject to vesting under this Appendix.

(f) “Trigger Date” a Trigger Date shall have occurred as of the Determination Date for the Measurement Period ending December 31, 2014 if after giving effect to any vesting that occurs on such date any of the Incentive Units remain unvested.

(g) “VWR” means VWR Funding, Inc., a Delaware corporation.

4. Miscellaneous

(a) Conflicts. The Plan and this Appendix are complementary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between (a) the provisions of this Appendix and the Plan, (b) the provisions of a Management Unit Purchase Agreement (that expressly refers to this Appendix) and the Plan, or (c) provisions of a Management Unit Purchase Agreement (that expressly refers to this Appendix) and this Appendix, in each case, the Committee shall have the power to resolve such conflict and to determine which provisions shall prevail.

(b) Amendments. Notwithstanding anything contained in the Plan or in any Management Unit Purchase Agreement to the contrary, the Board or the Committee may amend or modify this Appendix from time to time as the Board or the Committee may deem advisable; provided that no such amendment or modification shall be made without the approval of the Board to the extent such approval is required by law, agreement or the rules of any exchange upon which the Units are listed, and no such amendment or modification shall impair the rights of Participants under outstanding Management Unit Purchase Agreements that expressly refer to this Appendix without the consent or approval of the Requisite Participants.

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APPENDIX B

TO THE

VARIETAL DISTRIBUTION HOLDINGS, LLC

2007 SECURITIES PURCHASE PLAN

1. General

(a) Amendment of and Relation to the Plan. This Appendix B (this “Appendix”) is an appendix to the Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan (as amended or modified from time to time in accordance with its terms, the “Plan”). Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan. The provisions specified hereunder shall form an integral part of the Plan and is to be read as part of and a continuation of the Plan. For purposes of the Plan, Incentive Unit Grant Agreements issued subject to the Plan shall constitute Management Unit Purchase Agreements thereunder.

(b) Limited Application. The terms of this Appendix shall apply only to a Management Unit Purchase Agreement that expressly contemplates that the Common Units issued thereunder are subject to this Appendix.

(c) Maximum Units. Unless otherwise determined by the Board, the maximum number of Class B Common Units that may be issued pursuant to Management Unit Purchase Agreements to which this Appendix applies is 125,000. Class B Common Units issued subject to this Appendix are referred to herein as “Incentive Units.”

2. Vesting

(a) Time Vesting. Except as otherwise provided in this Section 2, the Incentive Units granted to a Participant pursuant to an Incentive Unit Grant Agreement shall become vested on a daily, straight-line basis from the Issuance Date through the fourth anniversary of the Issuance Date such that 100% of the Incentive Units for such Participant will have vested as of the fourth anniversary of the Issuance Date, but only as long as such Participant remains employed by the Company, VWR or any of their respective Subsidiaries.

(b) Automatic Vesting in Connection with a Sale of the Company. Notwithstanding anything contained in Section 2(a) of this Appendix to the contrary, all of the outstanding and not forfeited Incentive Units granted to a Participant pursuant to an Incentive Unit Grant Agreement subject to this Appendix with respect to a Participant shall automatically vest for such Participant upon a Sale of the Company (as defined in the applicable Management Unit Purchase Agreement).

(c) Vesting upon an IPO. Upon the occurrence of a Public Offering or Subsidiary Public Offering (the “IPO”), all Incentive Units granted to a Participant pursuant to an Incentive Unit Grant Agreement which were scheduled to vest pursuant to Section 2(a) above during the one-year period following the date of the IPO will instead vest as of the consummation of the IPO, provided that the Participant is employed by the Company, VWR or any of their respective Subsidiaries as of the occurrence of the IPO. All remaining unvested Incentive Units granted to a Participant pursuant to an Incentive Unit Grant Agreement will continue to vest on a daily, straight-line basis from the Closing Date through the third anniversary of the Closing Date such that 100% of the Incentive Units for such Participant will have vested as of the third anniversary of the Closing Date, but only as long as such Participant remains employed by the Company, VWR or any of their respective Subsidiaries.

(d) Vesting Limits. Notwithstanding anything contained in Sections 2(a), (b) or (c) of this Appendix to the contrary, in the event that all or a portion of the Incentive Units granted to such Participant pursuant to an Incentive Unit Grant Agreement have not vested on or prior to the date on which a Participant is no longer employed by the Company, VWR or any of their respective Subsidiaries, such unvested Incentive Units shall remain unvested and no unvested Incentive Units for such Participant shall vest thereafter; provided, that, notwithstanding the foregoing, upon the termination of a Participant’s employment by the Company, VWR or their respective Subsidiaries by reason of such Participant’s death or Disability, all Incentive Units granted to a Participant pursuant to an Incentive Unit Grant Agreement which were scheduled to vest pursuant to Section 2(a) above during the one-year period following the date of such termination of employment will instead vest as of the date of such termination of employment.

3. Definitions

(a) “Issuance Date” means, with respect to Incentive Units granted to a Participant pursuant to an Incentive Unit Grant Agreement, the date on which closing of any issuance of such Incentive Units subject to this Appendix takes place.

(b) “Public Offering” means the sale in an underwritten public offering registered under the Securities Act of the equity securities of the Company (or any successor thereto) approved by the Board.

(c) “Requisite Participants” means the Participants that hold a majority of the outstanding Common Units that were initially subject to vesting under this Appendix.

(d) “Subsidiary Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of a Subsidiary of the Company.

(e) “VWR” means VWR Funding, Inc., a Delaware corporation.

4. Miscellaneous

(a) Conflicts. The Plan and this Appendix are complementary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between (a) the provisions of this Appendix and the Plan, (b) the provisions of a Management Unit Purchase Agreement (that expressly refers to this Appendix) and the Plan, or (c) provisions of a Management Unit Purchase Agreement (that expressly refers to this Appendix) and this Appendix, in each case, the Committee shall have the power to resolve such conflict and to determine which provisions shall prevail.

(b) Amendments. Notwithstanding anything contained in the Plan or in any Management Unit Purchase Agreement to the contrary, the Board or the Committee may amend or modify this Appendix from time to time as the Board or the Committee may deem advisable; provided that no such amendment or modification shall be made without the approval of the Board to the extent such approval is required by law, agreement or the rules of any exchange upon which the Units are listed, and no such amendment or modification shall impair the rights of Participants under outstanding Management Unit Purchase Agreements that expressly refer to this Appendix without the consent or approval of the Requisite Participants.

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AMENDMENT TO THE

VARIETAL DISTRIBUTION HOLDINGS, LLC

2007 SECURITIES PURCHASE PLAN

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the 2007 Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan, as amended (the “Plan”).

2. Amendment of the Plan. The Plan is hereby amended as follows: the definition of “Maximum Units” set forth in Section 1(c) of Appendix B of the Plan is hereby deleted in its entirety and replaced with the following:

“Maximum Units. Unless otherwise determined by the Board, the maximum number of Class B Common Units that may be issued pursuant to Management Unit Purchase Agreements to which this Appendix applies is 405,000. Class B Common Units issued subject to this Appendix are referred to herein as “Incentive Units.””

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AMENDMENT NO. 2 TO THE

VARIETAL DISTRIBUTION HOLDINGS, LLC

2007 SECURITIES PURCHASE PLAN

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the 2007 Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan, as amended (the “Plan”).

2. Amendment of the Plan. The Plan is hereby amended as follows:

(a)	Section 2(e) of Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

“(e) Vesting Limits. Notwithstanding anything contained in Section 2(c) or (d) of this Appendix to the contrary, in the event that all or a portion of the Incentive Units have not vested on or prior to the earlier of (i) the Determination Date for the Measurement Period ending December 31, 2015 and (ii) the date on which Executive is no longer employed by the Company, VWR or any of their respective Subsidiaries, such unvested Incentive Units shall remain unvested and no unvested Incentive Units shall vest thereafter. Further, in no event shall any Common Unit vest more than once.”

(b)	The definitions of “Adjusted EBITDA Amount” set forth in Section 3(a), “Maximum EBITDA Amount” set forth in Section 3(b), the definition of “Measurement Period” set forth in Section 3(c), the definition of “Minimum EBITDA Amount” set forth in Section 3(d), and the definition of “Trigger Date” set forth in Section 3(f) of Appendix A of the Plan are hereby deleted in their entirety and replaced with the following:

“(a) “Adjusted EBITDA Amount” means, with respect to a Measurement Period, VWR and its Subsidiaries’ earnings before net interest expense, income taxes, depreciation, amortization and fees pursuant to the Management Services Agreement (as defined in the LLC Agreement), as it may be amended from time to time, in each case, for such Measurement Period, determined on a consolidated basis based upon the annual financial statements for VWR for the applicable Measurement Period filed with the Securities and Exchange Commission, as adjusted to reflect (w) the adjustments reflected in the description of “Adjusted EBITDA” contained in VWR’s Current Report on Form 8-K filed in connection with management’s teleconference to discuss the annual financial results for such Measurement Period, (x) constant currency translation exchange rates as reflected in VWR International, LLC’s 2011 Internal Operating Plan (y) for any business acquired after January 1, 2012, a constant currency translation exchange rate equal to the applicable Dollar to foreign currency exchange rate in effect on the closing date of such acquisition, and (z) for the Measurement Period ending December 31, 2015, a pro forma adjustment for any business acquired in such Measurement Period to reflect the projected full year Adjusted EBITDA Amount as if such acquisition had occurred on January 1, 2015. Adjusted EBITDA Amount shall be determined by the Board.

(b) “Maximum EBITDA Amount” means $500 million.

(c) “Measurement Period” means each of the following four periods: (i) the fiscal year ending December 31, 2012, (ii) the fiscal year ending December 31, 2013, (iii) the fiscal year ending December 31, 2014, and (iv) the fiscal year ending December 31, 2015.

(d) “Minimum EBITDA Amount” means $457.6 million.

(f) “Trigger Date” a Trigger Date shall have occurred as of the Determination Date for the Measurement Period ending December 31, 2015 if after giving effect to any vesting that occurs on such date any of the Incentive Units remain unvested.”

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